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                                  EXHIBIT 10.18

                                 [OVERLAND LOGO]

                               Overland Data, Inc.
                               8975 Balboa Avenue
                            San Diego, CA 92123-1599
                                 (858) 571-5555
                               (858) 495-4267 fax

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement"), which shall become effective on April 2, 2001 (the "Effective Date"), finalizes the terms and conditions of employment agreed upon by and between Overland Data, Inc. ("Employer" or the "Company") and Chester Baffa ("Executive").

The parties agree as follows:

1. POSITIONS AND DUTIES. Executive will be employed by the Company in the position of Vice President of Sales, reporting to the Company's President and Chief Executive Officer ("CEO"), and shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Vice President of Sales consistent with the bylaws of the Company and as required by the Company's President & CEO and by the Company's Board of Directors (the "Board").

         1.1 BEST EFFORTS/FULL-TIME. During the Employment Term (as defined in paragraph 1.2 herein), Executive will act in the best interests of Employer and devote his full business time and best efforts to the performance of his duties under this Agreement. Executive agrees to be available to render such services at all reasonable times and places and in accordance with Employer's directives.

Executive shall be assigned to work in the Company's corporate offices in San Diego, California, but may be required to travel in connection with his duties. Executive will abide by all policies, procedures, and decisions made by Employer, as well as all federal, state and local laws, regulations or ordinances applicable to his employment.

During his employment, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Employer's business interests and if, in the opinion of the Board, an actual or potential conflict exists, the Board may in its sole discretion require Executive to choose to either (i) discontinue the other work or (ii) resign from his employment with Employer. The foregoing restriction shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations so long as he notifies the Board of


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such services in writing, and such services do not pose a conflict or interfere with his responsibilities to Employer. It is anticipated that Executive shall generally devote no less than 40 hours per week to his duties for Employer.

         1.2 TERM OF EMPLOYMENT. This Agreement shall commence on April 2, 2001, and, unless terminated by either party in accordance with paragraph 5 herein, shall continue until October 8, 2002 (the period of employment hereunder shall be referred to herein as the "Employment Term"). Except as provided in paragraph 6, this Agreement shall continue during the Employment Term to govern the terms and conditions of Executive's employment, unless modified by the parties hereto in writing.

2.       COMPENSATION.

         2.1 BASE SALARY. As compensation for the proper and satisfactory performance of all duties under this Agreement, Executive shall earn a gross annual base salary of $250,000.00 ($9,615.38 gross per bi-weekly payroll period), less all legally required payroll deductions, payable in accordance with Employer's normal payroll practices ("Base Salary").

         2.2 BONUS/COMMISSION. Executive will be eligible to receive potential annual bonus earnings of up to $75,000 or such other amount as determined by the Board, based on reasonable and obtainable performance criteria to be mutually determined by the Board and the President & CEO. This bonus will be based on the Company's June 30 fiscal year. Also, Executive will be eligible to receive potential commission compensation of up to $12,500 per quarter, or such other amount as determined by the Board and the President & CEO, based upon 100% achievement of the Company's quarterly sales goals.

         2.3 STOCK OPTIONS. Subject to the approval of the Board, Executive will be granted an option to purchase 150,000 shares of Employer's Common Stock under Employer's 2000 Stock Option Plan (the "2000 Plan"). The option exercise price will be equal to the closing market price of the Company's Common Stock on April 2, 2001. Except as otherwise provided in this Agreement, shares subject to this option will be governed by the terms and conditions of the 2000 Plan and the standard form of Stock Option Agreement that Executive will be required to sign as a condition of receiving this option. This option will be an incentive stock option to the maximum amount allowable by the Internal Revenue Code of 1986, as amended; the remainder of this option will be a non-qualified stock option. A total of 50,000 shares of Common Stock underlying this option shall vest on April 2, 2002, and an additional 4,166 shares shall vest on the 2nd of each subsequent month until March 2004, and 4,182 shares shall vest on the 2nd of April 2004. Notwithstanding the foregoing, all outstanding shares underlying this option shall vest in full and be fully exercisable upon a "Change of Control" as defined in Section 1.2 of the Retention Agreement, dated as of April 2, 2001, (the "Retention Agreement"), by and between the Company and Executive.

         2.4 MOVING EXPENSE REIMBURSEMENT. It is agreed that within twelve months of the Effective Date, Executive will relocate his primary residence to the


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San Diego, California area. Employer agrees to either pay or reimburse
Executive for the expenses listed below which are associated with such relocation. The aggregate amount of such payments and reimbursements, which shall be taxable to Executive, shall not exceed $75,000.

         o Temporary living accomodations in California for Executive and his family for up to 180 days;

         o Realtor fees and closing costs directly associated with the sale of Executive's current residence and the purchase of a new residence.

         o Travel, meals and lodging en route to California for Executive and his family; and

         o Shipment of household goods and personal belongings to California, plus storage of such items while Executive is in temporary living accommodations.

Should Executive's employment with the Company during the Employment Term be terminated for Cause as defined in Section 5.1 below, or should Executive resign during the Employment Term without Good Reason as defined in Section
5.4 below, then an aggregate amount equal to the sum of all amounts in respect of relocation paid to or on behalf of Executive pursuant to this Section, and reduced by 1/18 per full month starting from the Effective Date until the termination or resignation date, shall be repaid by the Executive to the Company within thirty days of such termination or resignation date.

         2.5 UNILATERAL MODIFICATION OF COMPENSATION. Employer reserves the right to modify Executive's compensation, at any time, at its sole and absolute discretion.

3. CUSTOMARY FRINGE BENEFITS. Executive shall be eligible for all customary and usual benefits generally available to all executive level employees of Employer, as determined in the sole and absolute discretion of Employer and subject to the terms and conditions set forth in the applicable benefit plan or policy. Employer reserves the right to change or eliminate any of the fringe benefits provided to executive level employees on a prospective basis at any time, at Employer's sole and absolute discretion. Executive understands that all benefits provided in this paragraph may be reduced by, or subject to, all legally required taxes.

4. BUSINESS EXPENSES. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of Employer subject to Executive's compliance with the Company's established expense reimbursement policy.

5.       TERMINATION.

         5.1 TERMINATION FOR CAUSE BY EMPLOYER. Employer may terminate Executive's employment under this Agreement immediately at any time for "Cause", which shall include, but is not limited to: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to his obligations or otherwise relating to the business of Employer; (b) Executive's material breach of this Agreement; (c) Executive's conviction or entry of a plea of nolo


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contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) Executive's dishonesty or involvement in any conduct that adversely affects Employer's name or public image or is otherwise detrimental to Employer's business interests; (e) Executive's willful neglect of duties as determined in the sole and exclusive discretion of Employer; or (f) Executive's death.

                  5.1.1. ENTITLEMENTS UPON TERMINATION FOR CAUSE. In the event that Executive's employment is terminated for Cause in accordance with paragraph 5.1, Executive shall be entitled to receive: (a) the Base Salary then in effect, prorated to the date of termination; (b) any performance bonuses or commissions earned prior to the date of termination; and (c) any expense reimbursements to which Executive is entitled by virtue of his prior employment with Employer (collectively, (a), (b) and (c) above are referred to herein as the "Standard Entitlements"). In the event of such termination for Cause, Executive shall not be entitled to receive (i) the Severance Payment (as defined in paragraph 5.2 below), or any part thereof, or (ii) any further vesting of stock options; and all other obligations of Employer to Executive pursuant to this Agreement shall automatically terminate and be completely extinguished.

         5.2 TERMINATION WITHOUT CAUSE BY EMPLOYER. Employer may terminate Executive's employment without Cause at any time. If Employer terminates Executive's employment without Cause, Executive shall be entitled to receive the Standard Entitlements. In addition to the above, in the event that (i) Employer terminates Executive's employment without Cause during the Employment Term, and (ii) Executive complies with all of the conditions in paragraph 5.2.1 below, Executive will be entitled to an aggregate severance payment equal to Executive's then Base Salary, payable on a pro-rated basis in accordance with Employer's regular payroll practices for the twelve (12) months immediately following such termination date (the "Severance Payment"). Upon Executive's termination without Cause, subject to the conditions specified above, any shares of Common Stock underlying Executive's then outstanding stock options that otherwise would vest during the twelve (12) months following the date of such termination shall vest in full and shall be immediately exercisable as of the date of such termination, and such stock options may be exercised in whole or in part at any time within thirty (30) days of the date of such termination without Cause. In the event of such termination without Cause, all of Employer's other obligations pursuant to this Agreement shall terminate automatically and extinguish completely following the date of such termination without Cause.

                  5.2.1. CONDITIONS TO RECEIVE SEVERANCE PAYMENTS. The Severance Payment will be paid provided that the following conditions are met:

                           (a) Executive complies with all surviving
provisions of this Agreement as specified in paragraph 11.8 below; and

                           (b) Executive executes a full general release in
the form attached hereto as EXHIBIT A, releasing all claims, known or unknown, that Executive may have against Employer arising out of or in any way related to Executive's employment or termination of employment with Employer.


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         5.3 VOLUNTARY RESIGNATION BY EXECUTIVE FOR GOOD REASON. Executive
may voluntarily resign his position with Employer at any time provided that he delivers to the Board at least thirty (30) days' advance written notice of his resignation. In the event that (i) his resignation is for Good Reason (as defined below) and (ii) such resignation for Good Reason occurs on or before the Final Severance Date, Executive will be entitled to receive the Severance Payment, provided that Executive complies with all of the conditions in paragraph 5.2.1 above. In the event of such resignation for Good Reason, all of Employer's other obligations pursuant to this Agreement shall terminate automatically and extinguish completely following the date of such resignation for Good Reason. Executive will be deemed to have resigned for "Good Reason" in the following circumstances: (a) Employer reduces Executive's Base Salary and potential annual bonus earnings by more than ten percent (10%), unless the reduction is made as part of, and is generally consistent with, a general reduction of other senior executive salaries and incentive compensation; (b) Executive's position and/or duties are modified so that his duties are no longer consistent with the position of Vice President of Sales or (c) Employer relocates Executive's principal place of work to a location more than fifty (50) miles from Employer's current location without his prior written approval.

         5.4 VOLUNTARY RESIGNATION BY EXECUTIVE WITHOUT GOOD REASON. In the event that Executive's resignation is without Good Reason, Executive will be entitled to receive the Standard Entitlements, but Executive shall not be entitled to receive (i) the Severance Payment, or any part thereof, or (ii) any further vesting of stock options; and all other obligations of Employer to Executive pursuant to this Agreement shall automatically terminate and be completely extinguished.

         5.5 TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON AFTER THE EMPLOYMENT TERM. If Executive is terminated without Cause after the Employment Term, or if Executive resigns for Good Reason after the Employment Term, then Executive shall not be entitled to the Severance Payment, or any part thereof, as defined in this Agreement.

6. TERMINATION UPON CHANGE OF CONTROL. In the event of a "Change of Control" (as defined in the Retention Agreement), Employer's obligations to Executive pursuant to paragraph 5 above shall terminate automatically and extinguish completely, and the consequences of any termination or resignation of Executive following a Change of Control will be as governed by the Retention Agreement.

7. CONFIDENTIALITY/INTELLECTUAL PROPERTY AGREEMENT AND INSIDER TRADING POLICY. Executive agrees that he has read, signed, and will abide by the terms and conditions of Employer's Confidentiality/Intellectual Property Agreement and Employer's Insider Trading Policy.

Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information


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relating to the business, products, practices and techniques of the Company
(hereinafter referred to as "Confidential and Proprietary Information"). Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

8. NON-COMPETITION. During the Employment Term, Executive shall devote Executive's full business energies, interest, abilities and productive time to the proper and efficient performance of Executive's duties under this Agreement. The foregoing requirement shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations which will not present any direct conflict with the interest of Employer or affect the performance of Executive's duties hereunder.

Except with the prior written consent of Employer, Executive will not, during the Employment Term, or any period during which Executive is receiving compensation or any other consideration from Employer, engage in competition with Employer, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete with the product or products actively under development by Employer.

Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to Employer, its business or prospects, financial or otherwise. Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this paragraph 8.

9. NONSOLICITATION. During the Employment Term and for a period of one year thereafter, irrespective of the manner of termination of employment, Executive agrees not to, directly or indirectly, separately, or in association with others: (a) interfere with, impair, disrupt, or damage Employer's relationship with any of its customers or prospective customers by soliciting, encouraging, or causing others to solicit or encourage any of them, for the purpose of diverting or taking away the business such customers have with Employer; or (b) interfere with, impair, disrupt, or damage Employer's business by soliciting, encouraging, or causing others to solicit or encourage, any of Employer's employees to discontinue their employment with Employer.

10. AGREEMENT TO ARBITRATE. Executive and Employer agree to arbitrate any claim or dispute ("Dispute") arising out of or in any way related to this Agreement, the employment relationship between Employer and Executive or the termination of

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Executive's employment, except as provided in paragraph 10.1 below, to the fullest extent permitted by law. Except as provided above, this method of resolving Disputes shall be the sole and exclusive remedy of the parties. Accordingly, the parties understand that, except as provided herein, they are giving up their rights to have their disputes decided in a court of law and, if applicable, by a jury, and instead agree that their disputes shall be decided by an arbitrator.

         10.1 SCOPE OF THE AGREEMENT. A Dispute shall include all disputes or claims between Executive and Employer arising out of, concerning or relating to Executive's employment by Employer, including, without limitation: claims for breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, compensation or benefits claims, constitutional claims and claims for violation of any local, state or federal law, or common law, to the fullest extent permitted by law. A Dispute shall not include any dispute or claim, whether brought by either Executive or Employer, for: (a) workers' compensation or unemployment insurance benefits; or (b) the exclusions from arbitration specified in the California Arbitration Act, California Code of Civil Procedure section 1281.8. For the purpose of this paragraph 10, references to "Employer" include Employer and all related or affiliated entities and their employees, supervisors, officers, directors, owners, stockholders, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, and the successors and assigns of any of them, and this paragraph 10 shall apply to them to the extent that Executive's claims arise out of or relate to their actions on behalf of Employer.

         10.2 CONSIDERATION. The parties agree that their mutual promise to arbitrate any and all disputes between them, except as provided in paragraph 10.1, rather than litigate them before the courts or other bodies, provides adequate consideration for this paragraph 10.

         10.3 INITIATION OF ARBITRATION. Either party may initiate an arbitration proceeding by providing the other party with written notice of any and all claims forming the basis of such proceeding in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution or legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

         10.4 ARBITRATION PROCEDURE. The arbitration will be conducted by the American Arbitration Association pursuant to its Commercial Arbitration Rules in San Diego, California by a single, neutral arbitrator. The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California, as applicable to the cause of action, and only such power. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

         10.5 COSTS OF ARBITRATION. Each of the parties hereto shall initially pay fifty percent (50%) of the arbitration filing, hearing fees and costs of the arbitrator. The


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arbitrator, as part of its final award, shall have the power to reallocate such fees and costs in favor of the prevailing party in the arbitration. In addition, each party will bear its own attorneys' fees, unless otherwise required or allowed by law and awarded by the arbitrator.

         10.6 GOVERNING LAW. All Disputes between the parties shall be governed, determined and resolved by the internal laws of the State of California, including the California Arbitration Act, California Code of Civil Procedure 1280 et seq.

11.      GENERAL PROVISIONS.

         11.1 SUCCESSORS AND ASSIGNS. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.

         11.2 INDEMNIFICATION. The indemnification provisions for Officers and Directors under Employer's Bylaws will (to the maximum extent permitted by law) be extended to Executive.

         11.3 WAIVER. This Agreement may not be modified or amended except by an instrument in writing, signed by Executive and by a duly authorized representative of Employer other than Executive. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as an amendment or waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

         11.4 SEVERABILITY. If any provision of this Agreement is held by an arbitrator or a court of law to be illegal, invalid or unenforceable, then:
(a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision; and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

         11.5 INTERPRETATION; CONSTRUCTION. This Agreement has been drafted by Employer, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that he has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired. Therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         11.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

         11.7 NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:


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IF TO THE COMPANY:                                  IF TO EXECUTIVE:

Overland Data, Inc.                                 Chester Baffa
8975 Balboa Avenue                                  15071 Clinton Street
San Diego, CA  92123-4124                           Brighton, CO  80601
Attn: President & CEO

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either party may change its address for notices by giving notice to the other party in the manner specified in this paragraph 11.7.

         11.8 SURVIVAL. The rights and obligations contained in paragraph 9 ("Nonsolicitation") shall survive any termination or expiration of this Agreement for a period of one year, and paragraphs 7 ("Confidentiality/Intellectual Property Agreement and Insider Trading Policy"), 10 ("Agreement to Arbitrate") and 11 ("General Provisions") shall survive any termination or expiration of this Agreement.

         11.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

         11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT IN ITS ENTIRETY AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN, WHEREFORE, THE PARTIES HAVE FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

EXECUTIVE:


         /s/ Chester Baffa
-----------------------------------
Chester Baffa


COMPANY:
OVERLAND DATA, INC.


         /s/ Christopher Calisi
-----------------------------------
Christopher Calisi
President and Chief Executive Officer



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                                    EXHIBIT A

                                 GENERAL RELEASE

This GENERAL RELEASE ("RELEASE") is entered into effective as of ______________, ____, (the "EFFECTIVE DATE") by and between Overland Data, Inc., a California corporation, having its principal offices at 8975 Balboa Avenue, San Diego, California 92123-1599 (the "COMPANY") and Chester Baffa, an individual residing at [_____________] ("EMPLOYEE") with reference to the following facts:

                                    RECITALS

         A. The parties entered into an Employment Agreement (the "AGREEMENT") dated as of April 2, 2001, by which the parties agreed that upon the occurrence of certain conditions, Employee would become eligible for the Severance Payment as defined in the Agreement in exchange for Employee's release of the Company from all claims which Employee may have against the Company as of the date of the termination of Employee's employment.

         B. The parties desire to dispose of, fully and completely, all claims which Employee may have against the Company in the manner set forth in this Release.

                                    AGREEMENT

         1. RELEASE. Employee, for himself and his heirs, successors and assigns, fully releases and discharges the Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents (collectively, "Agents"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively, "Related Entities"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

         2. SECTION 1542 WAIVER. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this release, Employee intends to release each of the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known


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or unknown to him. Employee expressly waives all rights under Section 1542 of the California Civil Code, which Employee understands provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
          MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

         3. WAIVER OF CERTAIN CLAIMS. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven (7) days after executing this Release.

         4. NO UNDUE INFLUENCE. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges that he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

         5. GOVERNING LAW. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

         6. SEVERABILITY. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

         7. COUNTERPARTS. This Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.

         8. DISPUTE RESOLUTION PROCEDURES. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association ("AAA") or of the Judicial Arbitration and Mediation Services ("JAMS") and will be


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governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA to the contrary, the parties will be entitled to conduct discovery (i.e. investigation of facts through depositions and other means) which shall be governed by California Code of Civil Procedure Section 1283.05 (the "CCP"). The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the CCP. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

         10. MODIFICATION; WAIVERS. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         11. AMENDMENT. This Agreement may be amended or supplemented only by a writing signed by Employee and the Company.



Dated:
      --------------------------------       -----------------------------------
                                                 Chester Baffa



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